UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2008
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2655 Seely Avenue, Building 5
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2008, the Compensation Committee of the Board of Directors (“Board”) of Cadence Design Systems, Inc. (“Cadence”) approved a cash payment of $250,000 and an option grant to purchase 100,000 shares of common stock (the “Shares”) to Lip-Bu Tan, Interim Vice Chairman of the Board, for his service as a member of the Interim Office of the Chief Executive (“IOCE”). The cash payment will be made and the option will vest and become exercisable with respect to 100% of the Shares upon the earlier of: (i) January 15, 2009; or (ii) the first day of employment of a Chief Executive Officer of Cadence, as such first day is determined by the Compensation Committee of the Board; provided that Mr. Tan is a member of the IOCE as of the day immediately prior to the applicable date on which the cash payment would be due and the option would vest and become exercisable.

Item 8.01.	Other Events.
On December 12, 2008, Cadence received a letter from The NASDAQ Stock Market (“Nasdaq”) indicating that Cadence has regained compliance with the filing requirements under Nasdaq Marketplace Rule 4310(c)(14) because it filed its Quarterly Report on Form 10-Q for the quarter ended September 27, 2008 with the Securities and Exchange Commission on December 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 16, 2008

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary